SUB-ITEM 77C

The shareholders of MFS Bond Fund, a series of MFS Series Trust IX, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

------------------ ----------------------- ----------------------- ------------
                   Number of Dollars       % of Outstanding        % of Dollars
                                                   Dollars             Voted
----------------- ----------------------- ----------------------- -------------
----------------- ----------------------- ----------------------- -------------
Affirmative           $4,358,656.09                 56.879%             96.875%
----------------- ----------------------- ----------------------- -------------
----------------- ----------------------- ----------------------- ------------
Against                    $0.00                   .000%               .000%
---------------- ----------------------- ----------------------- --------------
---------------- ----------------------- ----------------------- --------------
Abstain               $140,581.28                  1.834%              3.125%
---------------- ----------------------- ----------------------- --------------
---------------- ----------------------- ----------------------- --------------
TOTAL                $4,499,237.37                 58.713%            100.000%
--------------- ----------------------- ----------------------- --------------


The shareholders of MFS Limited Maturity Fund, a series of MFS Series Trust IX, held a special meeting of shareholders on February 15, 2008.
Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

------------------ ----------------------- -------------------  ------------
                    Number of Dollars       % of Outstanding      % of Dollars
                                                                     Voted
------------------ ----------------------- -------------------  ------------
------------------ ----------------------- ------------------   ------------
Affirmative             $689,872.44                 71.229%          91.843%
------------------ ----------------------- ----------------------- ----------
------------------ ----------------------- ----------------------- ----------
Against                        $.00                   .000%            .000%
------------------ ----------------------- ----------------------- ----------
------------------ ----------------------- ----------------------- ----------
Abstain                  $61,270.67                  6.326%           8.157%
------------------ ----------------------- ----------------------- ----------
------------------ ----------------------- ----------------------- ----------
TOTAL                   $751,143.11                 77.555%         100.000%
----------------- ----------------------- ----------------------- ----------


The shareholders of MFS Research Bond Fund, a series of MFS Series Trust IX, held a special meeting of shareholders on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1:To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

------------- ------------------- ------------------- ------------
              Number of Dollars   % of Outstanding     % of Dollars
                                                           Voted
------------- ------------------- ------------------- ------------
------------- ------------------- ------------------- ------------
Affirmative        $1,531,969.42      59.264%             91.956%
-------------- ------------------- ------------------ ------------
-------------- ------------------- ------------------ ------------
Against           $.00                   .000%               .000%
-------------- ------------------- ------------------ ------------
-------------- ------------------- ------------------ ------------
Abstain            $134,017.87          5.185%              8.044%
------------- -------------------   ---------------   -------------
------------- ------------------ -------------------  -------------
TOTAL            $1,665,987.29          64.449%           100.000%
------------- ------------------- ------------------ -------------